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                                                                      Exhibit 5
                        [Baker & Hostetler LLP Letterhead]


                                                   May 22, 1997

The E.W. Scripps Company
312 Walnut Street
Cincinnati, Ohio 45202

Gentlemen:

                  We have acted as counsel to The E.W. Scripps Company, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act") relating to the reservation of 250,000 Class A Common Shares, $.01 par value (the "Class A Common Shares"), of the Company for issuance under the Company's 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Executives (the "Plan") and interests in the Plan which may be offered or sold pursuant to the Plan.

                  In connection with the foregoing, we have examined: (a) the Articles of Incorporation and Code of Regulations of the Company, (b) the Plan, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based on such examination, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

                  2. The interests in the Plan, when issued to Plan participants in accordance with the terms of the Plan, will be legally issued.

                  3. The Class A Common Shares available for issuance under the Plan, when issued pursuant to the Plan, will have been legally issued and will be fully paid and nonassessable.

                  We hereby consent to the use of this Opinion as Exhibit 5 to the Registration Statement and the reference to our firm in Item 5 of Part II of the Registration Statement.

                                            Very truly yours,

                                            /s/ Baker & Hostetler LLP

                                            BAKER & HOSTETLER LLP